PRESS RELEASE



FOR IMMEDIATE RELEASE                            Company Contact:
                                                 R. Bruce Dewey
                                                 CEO and President
                                                 (770)  805-4400



                   Simione Central Announces New Company Name

ATLANTA, GA (January 31, 2001) - Simione Central Holdings, Inc. (NASDAQ: CURA), the largest software and systems vendor solely dedicated to the home healthcare marketplace, announced today that it has a new company name, CareCentric, Inc. The new name is part of the company's strategy to create a common identity among its businesses that better reflects its unique position among information systems and service vendors in the home health care marketplace.

"This is a very exciting culmination of several years' work and effort to create a company capable of addressing the information technology and process improvement needs required by the home health care market today and in the future," said Bruce Dewey, CEO and President of CareCentric. "CareCentric is formed from six companies which have pioneered market-leading software products and services for more than 30 years that help our customers be 'centered' on care. A new name gives us the opportunity to reaffirm our commitment to all segments of the home care market and to communicate our uniqueness among system and services vendors. It allows us to move beyond an emphasis on our different parts and focus on our more important mission and values as a whole."

With a new name the company will be poised to reflect the experience, knowledge and maturity of the employees that make up CareCentric and to fulfill its mission to provide ever improving home care information solutions. These solutions consist of reliable, advanced products, services and expertise that providers need to achieve their potential and more effectively operate and compete in a more financially challenged environment.

Bearing the tagline, 'Achieve Your Potential', Mark Kulik, Senior Vice President of Sales and Marketing, addressed how CareCentric will assist its customers in fulfilling that goal: "CareCentric customers consist of a very diverse and challenging industry mix. CareCentric is unique in its ability to offer a complete family of highly evolved and proven information products and services for all facets of the industry. Our home health, hospice, home medical equipment and home infusion management systems streamline operations, improve cash flow and enable our customers to become financially stronger. Our mobile electronic medical records system enables agencies to co-manage cost and quality of care. CareCentric is at the forefront in the development of e-Learning products designed to increase the efficiency of our customers' business and maximize the return on their information and technology investment. Our management services group, Simione Consulting, is recognized throughout the industry for helping clients devise new strategies and enhance their clinical, operational and financial processes in all areas of home care."

Along with Simione Consulting, a nationally recognized home care consulting organization, Simione Central had established itself as the first "full-service" provider for the alternate site market. The merger with MCS (MestaMed) in March 2000 leveraged the resources and capabilities of both companies into a comprehensive management systems vendor for the alternate site marketplace. The merger also created the industry's most complete family of software products, including MestaMed, a complete information system for integrated, multi-service care providers, STAT 2 a home health management information system, Smart ClipBoard, the industry's leading mobile electronic medical records system, HMExpress, DME VI and MSS home medical equipment management solutions.

Since the merger, the company focused on integrating support, training and development efforts as well as working closely with customer advisory groups for important feedback on future product direction. In October of last year, Simione Central/MCS successfully released three PPS-compliant home healthcare information system applications, providing strong evidence of the success of the companies' combined project management efforts. Emerging as CareCentric, the tradition of innovative products and services continues with a renewed focus.

CareCentric provides information systems, process improvement solutions and consulting services to over 2,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) with complete information solutions that address all aspects of home care operations, especially the improvement of clinical process, operational workflow and financial management. With offices nationwide, the company is headquartered in Atlanta, Georgia.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the Company's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to close transactions required to obtain additional capital resources, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, the Company's dependence on business partners, emerging technological and regulatory standards, risks associated with acquisitions and the risk factors detailed in the Company's Registration Statement on Form S-4 (File No. 333-96529) and in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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